SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLARKSTON FINANCIAL CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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[ X ] No fee required
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[     ] Fee paid previously with preliminary materials
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CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

March 31, 2004

Dear Shareholder:

        We invite you to attend the 2004 Annual Meeting of Shareholders. This year’s meeting will be held on Tuesday, May 11, 2004, at 10:00 a.m., at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

        Our audited financial statements are included in an appendix to this Proxy Statement.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy in the envelope provided at your earliest convenience.

Sincerely, /s/ Edwin L. Adler Edwin L. Adler Chief Executive Officer

CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2004

To Our Shareholders:

        The Annual Meeting of Shareholders of Clarkston Financial Corporation will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, on Tuesday, May 11, 2004 at 10:00 A.M., local time, for the following purposes:

1.	To elect three directors, each to hold office for a three year term.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof

        Shareholders of record at the close of business March 15, 2004, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

By order of the Board of Directors /s/ Bruce H. McIntyre Bruce H. McIntyre Secretary

Dated: March 31, 2004

CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

_________________

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held May 11, 2004

_________________

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Clarkston Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, Tuesday, May 11, 2004, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect three directors, each to hold office for a three year term.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        If a proxy in the form distributed by the Corporation’s Board of Directors is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Corporation, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On March 15, 2004, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 1,046,214 shares of common stock of the Corporation. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of March 15, 2004, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Edwin L. Adler 900 South Lake Angelus Shores Lake Angelus, MI 48326 Marion Murvay 1174 North Lake Angelus Road Lake Angelus, MI 48326	166,064 (1) 61,500 (2)	15.7% 6.0%

(1)	Mr. Adler owns 143,315 shares, has presently exercisable options to purchase 11,399 shares and may be deemed beneficial owner of 11,350 shares owned by his spouse.

(2)	Based on information provided to the Corporation by Marion Murvay.

ELECTION OF DIRECTORS

        The Corporation’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of seven members. Three persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2007 Annual Meeting of Shareholders. The Board has nominated Edwin L. Adler, Dawn M. Horner and John H. Welker, each of whom is an incumbent director.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees is presently serving as a director. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Corporation.

        Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 2004 Annual Meeting. The Corporation’s Articles of Incorporation require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive this number of votes cast by the holders of the Corporation’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

        The Board of Directors will consider candidates for director put forward by shareholders. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the shareholders. The Board of Directors considers the following factors when considering potential directors: business experience, ties to and participation in the community, an understanding of banking and finance, integrity and reputation, gender and racial diversity, and other factors. Shareholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Bruce H. McIntyre, Secretary of the Board of Directors, Clarkston Financial Corporation, 15 South Main Street, Clarkston, Michigan 48346. The Corporation does not pay any third party to assist in the process of identifying or evaluating candidates. In considering any nominee proposed by a shareholder, the Board of Directors will reach a conclusion based on the criteria described above. After full consideration, the shareholder proponent will be notified of the decision of the Board of Directors. The Board of Directors has not rejected any director candidate put forward by a shareholder or group of shareholders that beneficially own more than 5% of the Corporation’s Common Stock for at least one year at the time of the recommendation.

        Except the persons nominated by the Board of Directors, no other persons may be nominated for election at the 2004 Annual Meeting. The Corporation’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

        The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of March 1, 2004, furnished to the Corporation by the directors. As of March 1, 2004, there were 1,046,214 issued and outstanding shares of common stock of the Corporation.

	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(2)
Nominees for Election as Directors for Terms
Expiring in 2007

Edwin L. Adler (b)(c)	66	1998	166,064	15.7%

Dawn M. Horner (b)(c)	45	2002	3,340	0.2%

John H. Welker (a)(b)	63	1998	48,990	4.6%

Directors Whose Terms Expire in 2005

Louis D. Beer (c)	59	1998	22,113	2.1%

William J. Clark (a)	54	1998	8,609	0.8%

Directors Whose Terms Expire in 2006

Charles L. Fortinberry	48	1998	5,203	0.5%

Bruce H. McIntyre (a)(b)(c)	74	1998	24,746	2.4%

(a)	Member Audit Committee
(b)	Member Executive Committee
(c)	Member Personnel Committee

(1)	Each director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within sixty days. The share ownership of the following directors includes shares subject to options that are presently exercisable: Mr. Adler (11,399 shares); Mr. Beer (5,403 shares); Mr. Clark (3,304 shares); Mr. Fortinberry (4,503 shares); Mr. McIntyre (5,403 shares); and Mr. Welker (9,900 shares). Ms. Horner’s share ownership includes 1,250 shares of restricted stock.

(2)	Calculated based on the number of shares outstanding plus 39,912 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

        Edwin L. Adler is the Chairman and a director of the Corporation and the Bank. Mr. Adler is a real estate investor. Until 1999 Mr. Adler was president of Food Town Supermarkets, a chain of five stores in the Clarkston, Michigan area, where he had been employed since 1963.

        Louis D. Beer is a director of the Corporation and the Bank. Mr. Beer has served since 1993 as the chairman of First Public Corporation, a real estate, financial and business consulting firm located in Saginaw, Michigan.

        William J. Clark is a director of the Corporation and the Bank. Mr. Clark has served since October 1996 as the general manager of Coldwell Banker Professionals, a real estate brokerage firm in Clarkston, Michigan. Mr. Clark was employed by Clarkston Real Estate Services Inc. from 1989 through October 1996.

        Charles L. Fortinberry is a director of the Corporation. Mr. Fortinberry is an automobile dealer and is the president of Clarkston Motors, Inc., where he has been employed since 1985.

        Dawn M. Horner is a director of the Corporation and the Bank. Ms. Horner is the President and Chief Executive Officer of the Bank, where she has been employed since 1998. Prior to joining the Bank, Ms. Horner held several management positions with First of America Bank and Trust Company.

        Bruce H. McIntyre is the Secretary and a director of the Corporation and the Bank. Mr. McIntyre has served as president of McIntyre Media, LLC, a media consulting firm, since October 1996. From 1971 through September 1996, Mr. McIntyre was employed by Capital Cities/ABC, Inc., most recently as vice president of the publishing division. Mr. McIntyre was the publisher of the Oakland Press from 1977 through February 1995.

        John H. Welker is a director of the Corporation and the Bank. Mr. Welker is president of Numatics, Inc., where he has been employed since 1965. Numatics, Inc. is a global developer and manufacturer of pneumatic components for automated machinery used in various industries.

        The Board of Directors of the Corporation had one meeting in 2003 and the Board of Directors of the Bank had 11 meetings in 2003. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

COMPENSATION OF DIRECTORS

        Directors of the Corporation are not paid any cash or stock compensation for holding company board meetings or committee meetings attended. The Corporation did not grant any stock options to directors during 2003. Directors of the Bank are paid $200 and ten shares of common stock for each board meeting attended and $100 and ten shares of common stock for each committee meeting attended. The Corporation to date has granted to its directors and organizers options to purchase an aggregate of 64,150 shares under the 1998 Founding Directors’ Stock Option Plan.

CORPORATE GOVERNANCE

Meetings of the Board of Directors – The Board of Directors had eleven meetings in 2003. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders held May 6, 2003.

Director Independence – The Board of Directors has determined that all directors except Edwin L. Adler and Dawn M. Horner are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (NASD).

Meetings of Independent Directors – The Company’s independent directors meet periodically in executive sessions without any management directors in attendance. If the Board of Directors convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

Shareholder Communication with Directors – Shareholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, a specific member or to a particular committee of the Board of Directors at Clarkston Financial Corporation, 15 South Main Street, Clarkston, Michigan 48346.

Additional Corporate Governance Matters – During the past year, the Company has taken a number steps to protect and promote the interests of shareholders. The Board of Directors amended our Audit Committee Charter and adopted a new Senior Officer Code of Ethics. The Audit Committee Charter is attached as Appendix A. The Senior Officer Code of Ethics is available upon request by writing to the Chief Financial Officer.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors operates under a charter for the Audit Committee, which was approved by the full Board of Directors on January 25, 2000. A copy of the Audit Committee Charter is attached as Appendix B. The Board of Directors has determined that Mr. Thomas E. Kimble is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers, Inc. governing audit committees and has confirmed that all members of the Audit Committee are “independent” within the meaning of the those rules. The Audit Committee held three meetings during 2003.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Form 10-KSB for the year ended December 31, 2003.

        Management is responsible for the Corporation’s financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures, and therefore our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Corporation’s financial statements.

Heather Coats*		Thomas E. Kimble* Chairperson		Bruce H. McIntyre*
	Dennis Ritter*		John H. Welker*

*Directors of Clarkston State Bank.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Corporation to its Chief Executive Officers, to the President of Clarkston State Bank and to the Chief Financial Officer of the Corporation and the Bank (the “Named Executives”) for services rendered to the Corporation during 2001, 2002 and 2003. No other executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during 2001, 2002, or 2003.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Other Annual Compen- sation($)	Restricted Stock Awards ($)(3)	Securities Underlying Options(#)	All Other Compen- sation
Edwin L. Adler(1)	2003	$0	$3,700	0	0	$0
Chief Executive Officer	2002	0	2,200	0	0	0

Dawn M. Horner	2003	$125,100	$21,656	$12,500	0	$0
President of Clarkston State Bank	2002	111,000	0	0	0	0
	2001	81,819	0	0	0	0

J. Grant Smith(2)	2003	$100,100	$15,938	$10,000	0	$0
Chief Financial Officer	2002	85,000	0	0	0	0

(1)	Mr. Adler was appointed Chief Executive Officer on September 11, 2002.
(2)	Mr. Smith’s employment with the Bank began on December 12, 2001.
(3)	This item shows the grant date value of restricted stock awards. In March 2003 Ms. Horner received an award of 1,250 restricted shares which vest over three years, one third on each of the first three anniversaries of the grant date, and had a value of $12,500 on the date of grant. In March 2003 Mr. Smith received an award of 1,000 restricted shares which vest over three years, one third on each of the first three anniversaries of the grant date, and had a value of $10,000 on the date of grant.

        Option Grants in 2003. No stock options were granted during 2003 to the Named Executives or to any other officers or directors of the Corporation.

        Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Corporation’s Common Stock granted under the Option Plans to the Named Executives and the value of unexercised options at December 31, 2003. The Named Executives did not exercise any stock options during 2003.

	Number of Shares Subject to Unexercised Options Held At December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Edwin L. Adler	11,399	1,604	$187,514	$26,386
Dawn M. Horner	0	0	$0	$0
J. Grant Smith	0	0	$0	$0

(1)	The value of unexercised options reflects the market value of the Corporation’s Common Stock from the date of grant through December 31, 2003 (when the closing price of the Corporation’s Common Stock was $16.45 per share). Mr. Adler’s stock options have an adjusted exercise price of $9.09 per share. Value actually realized upon exercise by the Named Executive will depend on the value of the Corporation’s Common Stock at the time of exercise.

        Benefits. The Corporation provides group health insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers.

        Security Ownership of Management. The following table shows, as of March 1, 2004, the number of shares beneficially owned by the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in this Proxy Statement, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock

Edwin L. Adler	166,064	15.7%
Dawn M. Horner	3,340	0.3%
J. Grant Smith	1,125	0.1%
All Executive Officers and Directors as a Group
(8 persons)	280,190	25.7%

(1)	See footnotes 1 and 2 to the Information About Directors table appearing on page 3 of this Proxy Statement.

        Management Continuity Agreements. The Corporation has entered into individual severance benefit agreements with Ms. Horner, Mr. Jeszke and Mr. Smith. These agreements provide severance benefits if the executive’s employment is terminated without cause within two years (three years in the case of Ms. Horner) after a change-in-control or within six (6) months before a change-in-control of the Corporation. For the purpose of these agreements, a “change-in-control” is defined as transaction in which any individual or entity acquires 51% or more of the Corporation’s outstanding common stock, any merger or consolidation of the Corporation in which the corporation is not the surviving entity, or any sale of all or substantially all of the Corporation’s assets. Severance benefits will not be payable if the Corporation terminates the executive’s employment for cause or if the executive resigns for reasons other than a substantial change in the terms or conditions of the executive’s employment. An executive may resign as a result of a substantial change in the terms or conditions of his employment after a change-in-control and retain the benefits provided under the agreement.

        A substantial change in terms or conditions of employment will be deemed to have occurred if any of the following occurs: the Corporation reduces the executive’s base salary; the Corporation discriminates against the executive as to bonuses, salary increases or fringe benefits; the executive is assigned duties which result in a significant reduction or material change in the executive’s authority or responsibility; or the executive is relocated to a place in excess of 20 miles from the location where the executive was based at the time the agreement was executed. The agreements continue indefinitely unless the Corporation takes action to terminate by giving notice at least twelve months in advance. These agreements provide a severance benefit of a lump sum payment equal to one year’s salary and incentive bonus (two years in the case of Ms. Horner) and continuation of benefits coverage for two years (three years in the case of Ms. Horner).

TRANSACTIONS INVOLVING MANAGEMENT

        During 2002, the Bank purchased its Main Office building in downtown Clarkston, Michigan for $650,000 from a limited liability company wholly owned by Messrs. Adler, Beer, Clark, Fortinberry, McIntyre and Welker, each of whom is a director of the Corporation and the Bank. Management of the corporation believes that the terms of the purchase were no less favorable to the Bank than could be obtained from non-affiliated parties.

        During 2003, the Bank leased real estate for its loan center from a company in which Mr. Edwin L. Adler also has an equity interest. Management of the Corporation believes that the terms of the lease were no less favorable to the Bank than could be obtained from non-affiliated parties.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The consolidated financial statements of the Corporation have been examined by Plante & Moran, PLLC, independent certified public accountants. A representative of Plante & Moran, PLLC is expected to be present at the annual meeting to respond to appropriate questions. The Corporation’s Audit Committee has selected Plante & Moran, PLLC to be the Corporation’s external auditors for 2004. In addition, Rehman Robson, an independent certified public accounting firm has been selected to conduct the Corporation’s internal audit for 2004.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2003 by the Company’s principal accounting firm, Plante & Moran, PLLC:

	2003	2002

Audit	$41,630	$41,935
Audit Related	1,200	7,000
Tax	11,935	8,725
Other	7,865	30,600

Total Fees	$62,630	$88,260

(1)	“All Other Fees” includes primarily fees associated with consulting services related to strategic planning and capital structure. In 2002, the fees also included expanded audit procedures for the Bank to complete its internal audit function. In 2003, pursuant to the requirements of the Sarbanes-Oxley Act, these services were not performed by Plante & Moran, PLLC.

        The Audit Committee considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS – 2005 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2005 annual meeting of the Corporation must be received by the Corporation at 15 South Main Street, Clarkston, Michigan 48346, not later than January 1, 2005, if the shareholder wishes the proposal to be included in the Corporation’s proxy materials for that meeting.

MISCELLANEOUS

        An annual report on Form 10-KSB to the Securities and Exchange Commission for the year ended December 31, 2003, will be provided free to shareholders upon written request. Write to Clarkston Financial Corporation, Attention: J. Grant Smith, 15 South Main Street, Clarkston, Michigan 48346. The Form 10-KSB and certain other periodic filings are filed with the Securities and Exchange Commission (the “Commission”). The Commission maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The Commission’s web site address is http:\\www.sec.gov.

        The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by regular employees of the Corporation.

        By order of the Board of Directors

March 31, 2004	By: /s/ Bruce H. McIntyre —————————————— Bruce H. McIntyre Secretary

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE
COMPANY’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management’s discussion and analysis of the financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

        The following section presents additional information to assess the financial condition and results of operations of the Corporation and Bank. This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this Appendix.

Overview

        Clarkston Financial Corporation (the “Company”) is a Michigan corporation, which was incorporated on May 18, 1998. The Company is the bank holding company for the Clarkston State Bank (the “Bank”). The Bank commenced operations on January 4, 1999. The Bank is a Michigan chartered bank with depository accounts insured by the Federal Deposit Insurance Corporation. The Bank provides a full range of commercial and consumer banking services, primarily to consumers and businesses in North Oakland County, Michigan.

        The Company’s plan of operation has been to establish a traditional community bank and a management team that understands and is devoted to serving this market. This plan further focused on managing the assets of the Bank in a prudent and responsible manner providing prompt customer attention and quality customer service. Management believes it has been successful in establishing such a culture and will continue to emphasize this growth plan in the future.

        The Company has grown significantly during its first five years of operations and as of December 31, 2003, had total assets of $142.6 million. Further complementing this asset growth is strong profitability. The Company’s net income was $1.5 million for the year ended December 31, 2003, an 83% increase over 2002 net income of $801,000. In December of 2003, the Company raised $4.0 million in trust preferred securities to provide additional capital for future growth. We believe that our community bank model coupled with a culture that fosters excellent customer service and tight expense controls will provide future opportunities to grow the Company into the future.

Critical Accounting Policies

Basis of Presentation and Consolidation — The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank. All significant intercompany transactions are eliminated in consolidation.

Use of Estimates — The accounting and reporting policies of the Company and its subsidiary conform to accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

Cash and Cash Equivalents — For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within 90 days.

Securities — Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities with readily determinable fair values are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans — The Company grants mortgage, commercial, and consumer loans to customers. Loans are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses — The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific components relate to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.

The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the profitability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons of the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Credit-related Financial Instruments — In the ordinary course of business, the Company has entered into commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Banking Premises and Equipment — Land is carried at cost. Buildings and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Income Taxes — Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Stock Compensation Plans — The Company applies the provisions of APB Opinion No. 25, Accounting for Stock-based Compensation, accounting for all employee stock option grants using the intrinsic value method. Compensation expense in the pro forma disclosures is not indicative of future amounts, as options vest over several years and additional grants may be made each year.

Earnings per Share — Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

Book Value per Share — Book value per share represents total stockholders’ equity divided by the total number of shares outstanding at the end of each period.

Other Comprehensive Income — Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are considered components of comprehensive income.

Recent Accounting Pronouncements — Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, clarifies the requirements of Statement of Accounting Standards No. 5, Accounting for Contingencies, relating to the guarantor’s accounting for and disclosure of certain types of guarantees. The provisions for initial recognition and measurement became effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. Adoption of this standard did not have a material effect on the Corporation’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement requires that an issuer classify a financial instrument that is within its scope as a liability. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company formed a business trust subsidiary in December 2003 to sell trust preferred securities. The Company has recorded the instruments in accordance with SFAS No. 150 (see Note 14 for additional details).

Financial Accounting Standards Board Interpretation No. 46 — In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. The Company has followed the provisions of FIN 46 and not consolidated Clarkston Capital Trust I, a trust sponsored by the Company for the sole purpose of issuing trust preferred securities to third-party investors. Adoption of this standard did not have a material effect on the Company’s financial statements.

Off Balance Sheet Transactions

        Other than unfunded loan commitments and standby letters of credit there are no off balance sheet commitments. The Bank does not syndicate loans, has sold no loan participations under an agreement to repurchase and is not obligated to assume any liability not noted in its balance sheet. The Company has no borrowings and as such there are no loan agreement covenants or conditions that will restrict its growth or ability to manage its assets. The Bank has arranged for liquidity lines of credit with two lenders, one commercial bank and the Federal Reserve Bank of Chicago. Moreover, the Bank became a member of the Federal Home Loan Bank during 2003 further providing access to lower interest bearing funds if needed.

Financial Condition

        Summary. Total assets of the Company increased to $142.6 million at December 31, 2003, from $115.3 million at December 31, 2002. Deposits increased significantly as well growing from $104.9 million at December 31, 2002, to $126.6 million at December 31, 2003, a 21% increase. This increase in assets and deposits is primarily attributable to the Bank continuing to attract new customers through its expanding operations. 2003 was the Company’s fifth full year of operations and the number of deposit and loan relationships increased to approximately 7,333 at December 31, 2003 from 6,589 accounts at December 31, 2002. Management attributes the strong growth in deposits to quality customer service and the desire of customers to deal with a convenient, local community bank. The Company anticipates that the Bank’s assets will continue to increase during 2004 and beyond, perhaps at a slower rate than has been the case during the first five years of operation.

        Much of the deposit growth has been used to fund growth in the loan portfolio. Outstanding loans increased 54% to $84.1 million from $54.7 million during the period December 31, 2002 to December 31, 2003. Management has increased the size of its lending staff throughout the year to complement this growth. This is consistent with the Bank’s strategy of changing its balance sheet mix during the year to focus on higher interest yielding loans. As a result, the investment portfolio decreased from $54.7 million at December 31, 2002 to $49.0 million at December 31, 2003. Management seeks to increase the Bank’s net interest margin through reemploying principal cash flow on lower interest bearing securities into higher interest bearing loans. Management expects this trend to continue during 2004.

        Cash and Cash Equivalents. Cash and cash equivalents, which include federal funds sold and short term investments, increased $3.4 million, or 76%, to $7.9 million at December 31, 2003, from $4.5 million at December 31, 2002. The increase is attributable to higher federal funds sold because of the bond market elasticity and higher uncollected deposits associated with increased customer activity.

        Securities. Securities held by the Bank at December 31, 2003, totaled $49.1 million compared to $54.7 million at December 31, 2002. All securities are classified as “Available for Sale” and may be sold to meet the Bank’s liquidity needs. The primary objective of the Company’s investment activity is to provide for the safety of the principal invested. Secondary considerations include earnings, liquidity and overall exposure to changes in interest rates. It has been the policy and practice to accept no credit risk in the investment portfolio in compliance with the Bank’s primary investment objective. Excluding investments in U.S. Treasury and U.S. Government Agency Securities, there were no investments in securities of any one issuer, which exceeded 10% of shareholders’ equity.

      Securities Available for Sale Portfolio at Carrying Value (in thousands)

	Year Ended December 31
	2003	2002	2001

U.S. Treasury and U.S. Government Agencies	$30,288	$34,521	$36,220
Municipal bonds	18,659	20,021	0
Corporate	117	200	685

Total	$49,064	$54,742	$36,905

        The Loan Portfolio. The growing North Oakland County market in which the Bank is located in provides excellent opportunities for the Bank to grow its loan portfolio. Loans outstanding grew by $29.4 million for the period from December 31, 2002 to December 31, 2003. Although the majority of loans are made to businesses in the form of commercial loans and real estate mortgages, the Bank did start a residential real estate lending department in January of 2003. The majority of this loan production is held for sale and sold to investors on a servicing released basis. However, there are, at times, mortgage loans originated which are placed in the Bank’s portfolio that do not meet secondary market standards but do represent good credit quality loans. The Bank originated over $13 million in mortgage loans during 2003. The growth in the loan portfolio from year to year is consistent with our business plan. The table below discloses the composition of the loan portfolio:

        Loan Portfolio Composition (in thousands of dollars)

	Year Ended December 31
	2003		2002		2001
	Amount	%	Amount	%	Amount	%
Commercial	$72,534	86%	$46,460	85%	$25,299	73%
Residential Real Estate	7,642	9	4,668	8	5,441	16
Consumer	3,876	5	3,594	7	3,715	11

Total Loans	$84,052	100%	54,722	100%	34,455	100%

Less:
Allowance for Loan Losses	(1,092)		(696)		(419)

Total Loans Receivable, Net	$82,960		$54,026		$34,036

        Maturities and Sensitivities of Loans to Changes in Interest Rates (in thousands of dollars)

        The following table shows the amount of total loans out standing as of December 31, 2003 which, based on remaining scheduled repayments of principal, are due in the periods indicated.

	Maturing

	Within one Year	After one but Within Five Years	After five years	Total

Commercial	$26,555	$42,954	$3,025	$72,534
Residential Real Estate	1,240	3,908	2,494	7,642
Consumer	327	2,278	1,271	3,876

Totals	28,122	49,140	6,790	84,052
Allowance for Loan Losses	(1,092)			(1,092)

Total Loans Receivable, Net	$27,030	$49,140	$6,790	$82,960

        Below is a schedule of the loan amounts maturing or repricing and are classified according to their sensitivity to changes in interest rates.

	Interest Sensitivity
	(in thousands of dollars)
	Fixed Rate	Variable Rate	Total

Due within three months	$ 594	$ 8,352	$ 8,946
Due after three months within 1 year	3,140	16,036	19,176
Due after one but within five years	34,429	14,711	49,140
Due after five years	4,296	2,494	6,790

Total	$42,459	$41,593	$84,052
Allowance for Loan Losses			1,092

Total Loans Receivable, Net			$82,960

        Non-Performing Assets. Non-performing assets consist of nonperforming, foreclosed, restructured and non-accrual loans. As of December 31, 2003, there were no loans classified as non-performing. However, subsequent to the completion of the external audit management has identified one loan in the amount of $147,000 that has been identified as non-performing and has been charged off during the month of March 2004. Management does expect to recover a portion of the principal balance of this loan upon sale of the collateral at some point in the future. At the present time, the recovery of the principle balance cannot be determined until legal proceedings have been completed.

The following table summarizes the Bank’s non-performing loans for the respective years ending December 31:

	2003	2002	2001

Non-accrual, Past Due and Restricted Loans
(in thousands of dollars)

Loans accounted for on a non-accrual basis	$0	$0	$146

Accruing loans that are contractually past due

90 days or more as to interest or principal payments	0	0	0

Total	$0	$0	$146

Loan Loss Experience (in thousands)

        The following table summarizes changes in the allowance for credit losses arising from additions to the allowance which have been charged to expense, selected ratios, and the allocation of the allowance for credit losses.

	Amount as of December 31,
	2003	2002	2001
Total loans at year end	$ 84,052	$54,722	$ 34,455
Average daily balances of loans for the year	75,761	42,200	29,261
Allowance for credit losses at beginning of period	696	419	379
Loan charge-offs during the period
Commercial	100	5	48
Real Estate-Mortgages	0	0	0
Consumer	44	8	3

Total charge-offs	144	13	51
Loan recoveries during the period
Commercial	43	47	0
Real Estate-Mortgages	0	0	0
Consumer	1	0	1

Total recoveries	44	47	1
Net recoveries/(charge-offs)	(100)	34	(50)

Provision charged to expense	496	243	90
Allowance for credit losses at end of period	1,092	696	419

Ratio of net recoveries/(charge-offs) during the
period to loans outstanding at year-end	(.12%)	.06%	(.15%)
Allowance for loan losses to loans outstanding
at year-end	1.30%	1.27%	1.21%

Allocation of the Allowance for Loan Losses

        The allowance for loan losses as of December 31, 2003 was $1.1 million representing approximately 1.30% of gross loans outstanding and at December 31, 2002, was $696,000, which represented approximately 1.27% of gross loans outstanding at that time. As noted in the table below which depicts the allocation of reserves there is a material increase in the level of reserves allocated to real estate. This is so as over the past year the Bank has completed numerous real estate transactions and continues to be a focus of management.

The Bank has not experienced any material credit losses in the five years of operations ended December 31, 2003. The allowance for loan losses is maintained at a level management feels is adequate based on internal quarterly assessments, external loan review and other industry standards.

        Management prepares an evaluation comprised of a risk rating system to segregate the loan portfolio by classification and rating. These portfolio metrics are then applied against industry standards, peer data, economic conditions, portfolio composition, historical loss experience as well as collateral position to determine an appropriate allowance for loan losses. This analysis is performed every quarter and is scrutinized by both internal and external auditors as well as senior management for reasonableness. Due to the lack of seasonality within the loan portfolio less reliance is placed on prior loss experience.

        Over the past five years the allowance has increased as a result of increased loan production. Due to the lack of seasonality within our portfolio as well as continued soft economic conditions we feel it is prudent to continue to contribute to our loan loss allowance. We expect to continue to grow our loan portfolio and likewise will continue to contribute to the allowance. Moreover, it is also expected that the level of loan losses may increase in the future as our portfolio continues to grow and becomes more seasoned. However, we currently feel we have an adequate allowance for loan loss to mitigate any potential losses inherent within the loan portfolio.

      Allowance for Loan Losses (in thousands)

	Year Ended December 31

	2003		2002		2001

	Allowance Amount	% of each category to total loans	Allowance Amount	% of each category to total loans	Allowance Amount	% of each category to total loans

Commercial	$366.44%		$487.89%		$306.88%
Real estate mortgages	710.84%		110.20		67.20
Consumer	16.02%		99.18		46.13
Unallocated	0	0	0	0	0	0

Total	$1,092	1.30%	$696	1.27%	$419	1.21%

        The above allocations are not intended to imply limitations on the usage of the allowance. The entire allowance is available for any future loans without regard to loan type.

        Deposits.    The deposit gathering activities for the Bank are accomplished through traditional means utilizing our four branch network as well as competitive pricing and excellent customer service. We offer both business and personal accounts including but not limited to checking, savings, money market and certificates of deposit with an array of different terms. These deposits are gathered from local consumers and businesses within the markets served by the Bank. Our competitive pricing and strong customer service has contributed to our strong deposit growth and continues to provide a stable core funding base for the Bank. Moreover, we use no brokered deposits outside of our designated market area to assist in funding the Bank’s operations.

        As of December 31, 2003, deposits totaled $126.6 million. This represents a 20.7% increase from December 31, 2002 when deposits were $104.9 million. Non-interest bearing demand deposits increased by 23% by $3.4 million from $14.8 million at December 31, 2002 to $18.2 million at December 31, 2003. Likewise, interest bearing deposits increased 20.3% to $108.4 million at December 31, 2003, compared to $90.1 million at December 31, 2002. The Bank is actively pursuing new deposit relationships and expects to increase its branch network during 2004, further enhancing the ability raise additional deposits and service customers. In addition, new commercial loan relationships are being developed for which the Bank’s lending team is also procuring new deposit relationships.

Average Daily Deposits (in thousands)

        The following table sets forth the average deposit balances and the weighted average rates paid thereon.

	Average for the Year		Average for the Year		Average for the Year

	2003		2002		2001

	Amount	Average Rate	Amount	Average Rate	Amount	Average Rate

Noninterest bearing demand	$16,972	0%	$11,663	0%	$9,531	0%
MMDA/Savings	47,751	1.90%	30,330	2.42%	10,725	2.73%
Time	43,864	3.38%	45,347	4.12%	38,860	5.91%

Total Deposits	$108,587	2.20%	$87,340	2.98%	$59,116	4.38%

Maturity Distribution of Time Deposits of $100,000 or More (in thousands)

        The following table summarizes time deposits in amounts greater than $100,000 by time remaining until maturity as of December 31, 2003, 2002, and 2001:

	Year Ended December 31
	2003	2002	2001
Three months or less	$ 2,178	$ 7,209	$ 3,797
Over three months through one year	9,925	8,569	8,860
Over one year	12,609	8,377	7,326

	$24,712	$24,155	$19,983

        Premises and Equipment. There was no increase inpremises and equipment during 2003 which remains at $1.4 million net of depreciation at December 31, 2003. Management expects this to increase in 2004 as a new branch is scheduled for construction and is expected to open in the fourth quarter of 2004. In addition, enhancements are being made to the Bank’s information technology infrastructure to support future growth and to provide additional services to customers.

        Retained Earnings. Consists of retained earnings less any dividends paid to shareholders. As of December 31, 2003, the Company had retained earnings of $2.4 million as compared to $889,000 at December 31, 2002. There were no dividends paid to shareholders in 2003.

Results of Operations

        Summary of Results. The Company earned net income of $1.5 million for the year ended December 31, 2003, a substantial improvement from 2002 when net income was $801,000. This 83% improvement was accompanied by a 29% increase in net interest income. Net interest income increased from $3.2 million in 2002 to $4.2 million in 2003. The Bank’s continued growth in higher interest earnings assets has contributed to this increase and was accompanied by a significant increase in other operating income.

        Other operating income increased from $590,000 in 2002 to $1.1 million in 2003. This improvement is the result of favorable gains realized on the sale of securities of $532,000 in 2003 compared to 2002 when gains on the sale of securities were $205,000. Securities were sold during the year to keep pace with the Bank’s continued growth and to improve the Bank’s net interest margin by reemploying the investment securities cash flow into higher yielding loans. Even though significant gains on the sale of investment securities were realized during 2003, management does not expect this to continue in 2004.

Performance Ratios (in thousands, except per share data).

	Year Ended December 31
	2003	2002	2001

Net Income	$1,468	$801	$423
Weighted average number of shares outstanding	1,029	1,027	1,026
Basic Profit per share	$1.43	$.78	$.41
Fully Diluted Profit per Share	$1.41	$.78	$.41

Earnings ratios:
Return on average assets	1.14%	.79%	.62%
Return on average equity	14.32%	8.88%	4.85%
Average equity to average assets	7.99%	8.87%	12.71%
Dividend payout ratio	0	0	0

        Net Interest Income. The following schedule presents the average daily balances, interest income, interest expense and average rates earned and paid for the Corporation’s major categories of assets, liabilities, and shareholders’ equity for the periods indicated (dollars in thousands):

	2003			2002			2001
	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
Assets:
Short term investment	$6,166	$67	1.09%	$4,219	$69	1.64%	$3,858	$153	3.97%
Securities:
Taxable	30,448	591	1.94%	40,250	2,020	5.02%	31,747	1,975	6.22%
Tax-exempt	22,403	805	3.59%	11,645	542	4.65%	1,637	94	5.74%
Loans	75,761	5,273	6.96%	42,200	3,311	7.85%	29,676	2,511	8.46%
Total earning assets/total interest income	124,778	6,736	5.40%	98,314	5,942	6.04%	66,918	4,733	7.07%
Cash and due from banks	2,335			1,959			1,342
Unrealized Gain (Loss)	96			(34)			(49)
All other assets	2,010			1,962			950
Allowance for loan loss	(939)			(520)			(415)

Total assets	128,280	6,736	5.25%	101,681	5,942	5.84%	68,746	4,733	6.88%
Liabilities and
Stockholders'
Equity
Interest bearing deposits:
MMDA, Savings/NOW
accounts	55,623	1.072	1.93%	34,346	839	2.44%	12,719	343	2.70%
Time	43,864	1.493	3.40%	45,347	1,870	4.12%	38,860	2,295	5.91%
Fed Funds Purchased	93	1		0
Other borrowed Money				0

Total interest bearing
liabilities/interest expense	99,580	2.566	2.58%	79,693	2,709	3.40%	51,579	2,638	5.11%
Noninterest bearing
deposits	16,972			11,663			7,536
All other liabilities	1,480			1,303			894
Stockholders' Equity:
Unrealized Holding Gain (Loss)	63			(25)			214
Common Stock, Surplus, Retained Earnings	10,185			9,047			8,523

Total liabilities and stock-
holders' equity	128,280	2,560	2.00%	101,681	2,709	2.66%	68,746	2,638	3.84%
Interest spread		4,170			3,233			2,095
Net interest income - FTE		4,170			3,233			2,095
Net Interest Margin as a Percentage of Average Earnings Assets - FTE	124,778	4,174	3.34%	98,314	3,233	3.29%	66,918	2,095	3.13%

        Rate / Volume Analysis of Net Interest Income. The following schedule presents the dollar amount of changes in interest income and expense for major components of earning assets and interest-bearing liabilities, distinguishing between changes related to outstanding balances and changes due to interest rates.

	2003 Compared to 2002				2002 Compared to 2001
	Change Due to Rate	Change Due to Volume	Change Due to Mix	Total Change	Change Due to Rate	Change Due to Volume	Change Due to Mix	Total Change
	(in thousands)
Federal funds sold	($ 23)	$32	($ 11)	($ 2)	($ 90)	$14	($ 8)	($ 84)
Investment securities--taxable	(857)	(994)	422	(1,429)	(381)	529	(103)	45
Investment securities--tax-exempt	(123)	500	(114)	263	(18)	574	(108)	448
Loans, net of unearned income	(376)	2.635	(297)	1.962	(181)	1,060	(79)	800

Total interest income	(1,379)	2,173	0	794	(670)	2,177	(298)	1,209

Interest bearing deposits	(653)	673	(164)	(144)	(882)	1,437	(484)	71
Funds borrowed			1	1	0	0	0	0

Total interest expense	(653)	673	(163)	(143)	(882)	1,437	(484)	71

Net interest income	($ 726)	$1,500	$163	$937	$212	$740	$186	$1,138

Composition of Average Earning Assets and Interest Bearing Liabilities (dollars in thousands):

	Year Ended December 31, 2003		Year Ended December 31, 2002		Year Ended December 31, 2001

As a percentage of average earning assets
Loans	75,761	60.7%	$42,200	42.9%	$29,676	44.3%
Other earning assets	49,017	39.3%	56,114	57.1%	37,242	55.7%
Average earning assets	$124,778	100.0%	$98,314	100.0%	$66,918	100.0%
As a percent of average interest bearing liabilities
Savings and DDA accounts	55,623	55.9%	34,346	43.1%	12,719	24.7%
Time deposits	43,864	44.0%	45,347	56.9%	38,860	75.3%
Other borrowings	93	0.1%	0	0%	0	0%

Average interest bearing liabilities	$99,580	100.0%	$79,693	100.0%	$51,579	100.0%

Earning asset ratio	97.3%		96.7%		97.3%

        Provision for Loan Loss. The provision for loan losses for the year ended December 31, 2003 was $496,000 compared to $243,000 at December 31, 2002. Management considered it prudent during the first years of operations to provide for loan losses at a level which is consistent with levels maintained by banks with similar loan portfolios. Management will continue to monitor its loan loss performance and adjust its loan loss reserve to more closely align itself to its own history of loss experience.

        Non-Interest Income. Non-interest income for the year ended December 31, 2003 and 2002 were $1.1 million and $590,000, respectively. Non-interest income included service fees on loans and deposit accounts of $473,000 (41.7%), gains on the sale of investment securities of $532,000 (46.9%), and gains on the sale of mortgage loans of $128,000 (11.4%). Although the Bank offered mortgages in the past, a more formalized department was established in the first quarter of 2003 to offer a more comprehensive solution for our customers. Gains realized on the sale of investment securities are not considered core income and is subject to interest and market rate fluctuations, therefore past gains realized on the sale of these items may not continue in the future.

        Non-Interest Expense. Non-interest expense consists of monthly operating expenses and for the year ended December 31, 2003, was $3.0 million compared with $2.6 million for the year ended December 31, 2002. The main component of non-interest expense is salaries and benefits which totaled $1.5 million for 2003 and $1.3 million for 2002.

        Other significant components of non-interest expense consisted of occupancy and equipment expenses, data processing fees, supplies and marketing expenses. The 15% increase is directly attributable to adding more staff to further support growth, including additional lending personnel. Other operating expenses such as professional fees and item processing expenses also contributed to the increase as the level of customer transactions both from loans and deposits has increased.

Liquidity and Capital Resources

        The Company obtained its initial equity capital in an initial public offering of its common stock in November 1998. In light of this, the Corporation has successfully grown through its first five years of operation. In the 2003, the Company evaluated the need to raise additional capital in order to keep pace with the current growth strategy. In December 2003, the Company completed an offering of $4.1 million of cumulative preferred securities (“Trust Preferred Securities”) to further support the Company’s growth into the immediate future.

        Management believes that its current capital will provide the Company with adequate capital to support its expected level of deposit and loan growth and to otherwise meet its capital requirements for the next year. One of the growth strategies our Company intends to pursue, which could have an effect on its equity and or require additional capital, is growth through acquisition or the start up of additional DeNovo banks. Such opportunities are difficult to plan and as such we aren’t able to state with absolute assurance that additional equity won’t be needed in the future.

Capital Resources at December 31, 2003 (in thousands)

	Tier 1 Leverage Ratio	Tier 1 Capital Ratio	Total Risk-Based Capital Ratio
Minimum regulatory requirement for
Capital adequacy	4.00%	4.00%	8.00%
Well capitalized regulatory level	5.00%	6.00%	10.00%
Consolidated	8.02%	11.45%	12.50%
Bank	8.02%	11.45%	12.50%

        The following table shows the dollar amounts by which the Company's capital (on a consolidated basis) exceeds current regulatory requirements on a dollar-enumerated basis:

	Tier 1 Leverage	Tier 1 Capital	Total Risk-Based Capital
	(in thousands of dollars)
Capital balances at December 31, 2003
Required regulatory capital	$ 5,478	$ 3,835	$ 7,670
Capital in excess of regulatory minimums	5,499	7,142	4,399

Actual capital balances	$10,977	$10,977	$12,069

        The liquidity of a financial institution reflects its ability to provide funds to meet loan requests, to accommodate possible outflows of deposits and to take advantage of interest rate market opportunities. Our sources of liquidity include our borrowing capacity with the Federal Home Loan Bank, loan payments by our borrowers, maturity and sales of our securities available for sale, growth of our deposits and deposit equivalents and various capital resources. Liquidity management involves the ability to meet the cash flow requirements of our customers. Our customers may be either borrowers with credit needs or depositors wanting to withdraw funds. We believe our liquidity position is sufficient to meet these needs.

        To further complement the growth of the Company and provide for additional liquidity resources management has successfully become a member of the Federal Home Loan Bank of Indianapolis during the third quarter of 2003. This membership requires the purchase of stock in said institution and pays a quarterly dividend. The membership will allow the Bank to provide additional funding to further support its operations.

Asset Liability Management and Market Risk Analysis

        Asset liability management aids the Company in maintaining liquidity and managing its net interest margin in volatile interest rate environments. Management of interest rate sensitivity attempts to avoid widely varying net interest margins and to achieve consistent net interest income through periods of changing interest rates. Management monitors the Company’s exposure to interest rate changes using a re-pricing GAP analysis as well as a cash flow simulation. The gap analysis measures the re-pricing between interest earning assets and interest bearing liabilities. A material re-pricing gap could result in a negative impact on the Bank’s net interest margin in periods of rapid changes in interest rates.

        Listed in the table below is the Bank's gap position as of December 31, 2003.

Asset / Liability GAP Position for the Year Ended December 31, 2003 (in thousands)

	1 to 3 Months	4 to 12 Months	12 to 24 Months	Over 24 Months	Total

Interest-Earning Assets
Federal Funds sold	$5,744	$0	$0	$0	$5,744
Investment securities	3,178	7,358	6,816	31,712	49,064
Loans - by maturity	8,729	22,917	6,720	45,686	84,052

Total interest-earning assets	17,651	30,275	13,536	77,398	138,860

Interest Bearing Liabilities
DDA, Money Market and Savings Accounts	9,915	24,639	17,376	31,777	83,707
Certificates of deposit	3,927	17,668	6,829	14,512	42,936

Total interest-bearing Liabilities	13,842	42,307	24,205	46,289	126,643

Rate sensitivity gap and ratios:
Gap for period	3,809	(12,032)	(10,669)	31,109	12,217
Cumulative gap	3,809	(8,223)	(18,892)	12,217	12,217
Percentage of cumulative gap
To total assets	2.67%	(5.77%)	(13.25%)	8.57%	8.57%

        The second measurement tool used is cash flow simulation which management places more emphasis on measures the impact to net interest income given shifts in the Treasury yield curve over a twenty four month time horizon. Many factors are used in this simulation including duration cash flow, maturities, prepayment speeds associated with loans and deposits as well as current economic and market data. Management utilizes this data and shocks the balance sheet under a 100 and 200 basis point rising and falling interest rate scenario in order to help predict the financial impact on the Bank’s net interest margin given these changes and or estimates of future market conditions.

        The first step in preparing the simulation is to populate the model with all of the cash flow and current data from the Bank’s investment, loan and deposit portfolios. This information along with other balance sheet data are loaded and balanced to create an opening balance sheet or constant rate scenario from which to forecast. Current prepayment and market assumptions are then entered into the model. The model is then shocked under a 100 and 200 basis point rise and fall in interest rates. All of the instruments loaded in the model have different behavior characteristics based on the prospective interest rate shocks. As the behavior of these instruments changes under these scenarios management attempts to predict through this simulation what the positive or negative impact is to the Bank’s net interest income. In addition, other variables besides interest rate changes may have an impact on the financial condition of the Bank including, but not limited to, growth of the Company, structure of the balance sheet, and economic and competitive factors.

        Listed in the table below are the results of the cash flow simulation under both a rising and falling rate scenario. At the present time, the Bank is liability sensitive. The positive shift in net interest income reflects the shift in income over a twelve-month time horizon. This means that as the interest rate environment changes over this period of time the re-pricing of assets and liabilities is taking place and reflects a positive increase in net interest income.

        The economic value of equity reflects an immediate interest rate shift without any re-pricing activity over a twelve month time horizon. Thus, being liability sensitive the depreciation of economic value of equity reflects the fact that the Bank’s liabilities will re-price more quickly than its assets. Management is working toward a more favorable asset liability position by utilizing match funding and additional deposit products that propose less optionality risk.

(dollars in thousands) Changes in Interest Rates	Economic Value Of Equity	Percent Change		Net Interest Income	Percent Change

200 Basis Point Rise	$8,392	(24.9	8%)	$5,133	9.96%
100 Basis Point Rise	9,897	(11.5	3%)	4,937	5.76%
Base-Rate Scenario	11,517	-		4,740	-
100 Basis Point Decline	13,252	18.45%		4,586	(1.74%)
200 Basis Point Decline	15,101	34.99%		4,433	(5.02%)

Forward Looking Statements

        This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently limited and uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiaries include, but aren’t limited to, changes in: interest rates, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Independent Auditor’s Report

To the Board of Directors and Stockholders
Clarkston Financial Corporation

We have audited the accompanying consolidated balance sheet of Clarkston Financial Corporation as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each year in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clarkston Financial Corporation as of December 31, 2003 and 2002 and the consolidated results of their operations and their cash flows for each year in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

January 29, 2004

Clarkston Financial Corporation

Consolidated Balance Sheet
(000s omitted)

	December 31

	2003	2002

Assets
Cash and cash equivalents:
Cash and due from banks	$2,188	$1,508
Federal funds sold	5,744	2,979

Total cash and cash equivalents	7,932	4,487

Securities - Available for sale (Note 2)	49,064	54,742

Loans (Note 3)	84,052	54,722
Allowance for possible loan losses (Note 4)	(1,092)	(696)

Net loans	82,960	54,026

Banking premises and equipment (Note 5)	1,428	1,400
Interest receivable	637	555
Deferred tax asset (Note 7)	224	45
Other assets	372	80

Total assets	$142,617	$115,335

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand deposits	$18,231	$14,797
Interest-bearing (Note 6)	108,412	90,126

Total deposits	126,643	104,923

Junior subordinated debentures held by unconsolidated subsidiary trust
(Note 14)	4,000	-
Interest payable and other liabilities	742	654

Total liabilities	131,385	105,577

Stockholders' Equity
Common stock - No par value:
Authorized - 10,000,000 shares
Issued and outstanding - 1,039,184 shares at December 31, 2003
And 1,027,112 shares at December 31, 2002	4,376	4,311
Paid-in capital	4,376	4,311
Restricted stock - Unearned compensation	(29)	-
Retained earnings	2,357	889
Accumulated other comprehensive income	152	247

Total stockholders' equity	11,232	9,758

Total liabilities and stockholders' equity	$142,617	$115,335

See Notes to Consolidated Financial Statements.	A-20

Clarkston Financial Corporation

Consolidated Statement of Income
(000s omitted, except per share data)

	Year Ended December 31
	2003	2002	2001
Interest Income
Interest and fees on loans	$ 5,273	$ 3,311	$ 2,511
Interest on investment securities:
Taxable securities	591	2,020	1,975
Tax-exempt securities	805	542	94
Interest on federal funds sold	67	69	153

Total interest income	6,736	5,942	4,733
Interest Expense - Deposits	2,566	2,709	2,638

Net Interest Income	4,170	3,233	2,095
Provision for Possible Loan Losses (Note 4)	496	243	90

Net Interest Income - After provision for possible loan losses	3,674	2,990	2,005
Other Operating Income (Loss)
Service fees on loan and deposit accounts	473	387	300
Gain on sale of securities	532	205	249
Gain on sale of mortgage loans	128	-	-
Other	1	(2)	4

Total other operating income	1,134	590	553
Other Operating Expenses
Salaries and employee benefits	1,508	1,294	846
Occupancy	381	452	346
Advertising	81	91	125
Outside processing	195	153	144
Professional fees	179	142	153
Supplies	89	76	76
State taxes	85	44	27
Other	455	323	223

Total other operating expenses	2,973	2,575	1,940

Income - Before income taxes	1,835	1,005	618
Income Taxes (Note 7)	367	204	195

Net Income	$ 1,468	$ 801	$ 423

Income per Share of Common Stock (Note 1)
Basic	$ 1.43	$ 0.78	$ 0.41
Fully diluted	1.41	0.78	0.41

See Notes to Consolidated Financial Statements.	A-21

Clarkston Financial Corporation

Consolidated Statement of Changes in Stockholders’ Equity
(000s omitted, except per share data)

	Common Stock	Paid-in Capital	Restricted Stock - Unearned Compensation	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity

Balance - January 1, 2001	$4,306	$4,306	$-	$(335)	$1	$8,278

Comprehensive income:
Net income	-	-	-	423	-	423
Change in unrealized gain on securities
available for sale - Net of tax effect of $(18)	-	-	-	-	(34)	(34)

Net comprehensive income						389

Balance - December 31, 2001	4,306	4,306	-	88	(33)	8,667

Issuance of stock	5	5	-	-	-	10
Comprehensive income:
Net income	-	-	-	801	-	801
Change in unrealized loss on securities
available for sale - Net of tax effect
of $144	-	-	-	-	280	280

Net comprehensive income						1,081

Balance - December 31, 2002	4,311	4,311	-	889	247	9,758

Issuance of stock	46	46	-	-	-	92
Issuance of restricted stock	19	19	(38)	-	-	-
Recognition of compensation for restricted
stock award	-	-	9	-	-	9
Comprehensive income:
Net income	-	-	-	1,468	-	1,468
Change in unrealized gain on securities
available for sale - Net of tax effect
of $(49)	-	-	-	-	(95)	(95)

Net comprehensive income						1,373

Balance - December 31, 2003	$4,376	$4,376	$(29)	$2,357	$152	$11,232

Book value per share is $10.81, $9.50, and $8.45 at December 31, 2003, 2002, and 2001, respectively.

See Notes to Consolidated Financial Statements.	A-22

Clarkston Financial Corporation

Consolidated Statement of Cash Flows
(000s omitted)

	Year Ended December 31

	2003	2002	2001

Cash Flows from Operating Activities
Net income	$1,468	$801	$423
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	153	136	141
Provision for loan losses	496	243	90
Amortization (accretion) of securities	649	368	(29)
Recognition of compensation for restricted stock award	9	-	-
Deferred taxes	(130)	(49)	67
Loss on sale of fixed assets	64	-	-
Gain on sale of available-for-sale securities	(755)	(308)	(140)
Loss on sale of available-for-sale securities	223	103	-
Gain on sale of held-to-maturity securities	-	-	(87)
(Increase) decrease in interest receivable	(82)	(114)	16
(Increase) decrease in other assets	(315)	61	(48)
Increase (decrease) in interest payable and other liabilities	88	(439)	559

Net cash provided by operating activities	1,868	802	992

Cash Flows from Investing Activities
Purchase of securities available for sale	(52,267)	(47,083)	(53,202)
Proceeds from sale of available-for-sale securities	57,685	40,762	25,375
Proceeds from sales and maturities of held-to-maturity securities	-	5,032	19,876
Purchase of held-to-maturity investment securities	-	(10,683)	(4,023)
Premises and equipment expenditures	(223)	(714)	(608)
Net increase in loans	(29,430)	(20,233)	(8,743)

Net cash used in investing activities	(24,235)	(32,919)	(21,325)

Cash Flows from Financing Activities
Net (decrease) increase in time deposits	(1,957)	5,179	5,859
Net increase in other deposits	23,677	25,584	16,893
Proceeds from the issuance of subordinated debentures	4,000	-	-
Issuance of common stock	92	10	-

Net cash provided by financing activities	25,812	30,773	22,752

Net Increase (Decrease) in Cash and Cash Equivalents	3,445	(1,344)	2,419

Cash and Cash Equivalents - Beginning of year	4,487	5,831	3,412

Cash and Cash Equivalents - End of year	$7,932	$4,487	$5,831

Supplemental Cash Flow Information - Cash paid for
Interest	$2,515	$2,698	$2,694
Taxes	435	46	185

See Notes to Consolidated Financial Statements.	A-23

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 1 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation — The consolidated financial statements include the accounts of Clarkston Financial Corporation (the “Corporation”) and its wholly owned subsidiary, Clarkston State Bank (the “Bank”). All significant intercompany transactions are eliminated in consolidation.

Use of Estimates — The accounting and reporting policies of the Corporation and its subsidiary conform to accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

Nature of Operations — Clarkston State Bank provides full-service commercial banking and consumer banking and provides other financial products and services through five branch offices to Michigan communities in Oakland County.

Significant Group Concentrations of Credit Risk — Most of the Corporation’s activities are with customers located within southeastern Michigan. Note 2 discusses the types of securities in which the Corporation invests. Note 3 discusses the types of lending in which the Corporation engages. The Corporation does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents — For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within 90 days.

Securities — Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities with readily determinable fair values are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 1 — Summary of Significant Accounting Policies (Continued)

Loans — The Corporation grants mortgage, commercial, and consumer loans to customers. Loans are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses — The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific components relate to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.

Note 1 — Summary of Significant Accounting Policies (Continued)

The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the profitability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons of the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Credit-related Financial Instruments — In the ordinary course of business, the Corporation has entered into commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Banking Premises and Equipment — Land is carried at cost. Buildings and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Income Taxes — Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 1 — Summary of Significant Accounting Policies (Continued)

Stock Compensation Plans — The Corporation applies the provisions of APB Opinion No. 25, Accounting for Stock-based Compensation, accounting for all employee stock option grants using the intrinsic value method. Disclosure of pro forma net income and earnings per share amounts as if the fair value-based method has been applied in measuring compensation costs is provided below.

The Corporation’s as reported and pro forma information for the years ended December 31 (000s omitted, except per share data) is as follows:

	2003	2002	2001

As reported net income available to common
stockholders	$1,468	$801	$423
Less stock-based compensation expense
determined under fair value method -
Net of tax	16	16	16

Pro forma net income	$1,452	$785	$407

As reported earnings per share	$1.43	$0.78	$0.41
Pro forma earnings per share	1.41	0.76	0.39
As reported earnings per diluted share	1.41	0.78	0.41
Pro forma earnings per diluted share	1.39	0.76	0.39

Compensation expense in the pro forma disclosures is not indicative of future amounts, as options vest over several years and additional grants may be made each year.

Earnings per Share — Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 1 — Summary of Significant Accounting Policies (Continued)

        Earnings per share have been computed based on the following (000s omitted):

	2003	2002	2001

Net income available to common stockholders	$ 1,468	$ 801	$ 423

Average number of common shares
Outstanding	1,029	1,026	1,026
Effect of dilutive options	12	1	-

Average number of common shares
outstanding used to calculate diluted
earnings per common share	1,041	1,027	1,026

Stock options not used in computing
diluted earnings per share because
they were antidilutive	-	57	64

Book Value per Share — Book value per share represents total stockholders’ equity divided by the total number of shares outstanding at the end of each period.

Other Comprehensive Income — Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are considered components of comprehensive income.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 1 — Summary of Significant Accounting Policies (Continued)

The components of other comprehensive income and related tax effects are as follows (000s omitted):
	2003	2002	2001

Unrealized holding gains on securities
available for sale	$ 388	$ 629	$ 197
Reclassification adjustment for gains
realized in income	532	205	249

Net unrealized gains (losses)	(144)	424	(52)
Tax effect	(49)	144	(18)

Net of tax amount	$ (95)	$ 280	$ (34)

Recent Accounting Pronouncements — Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, clarifies the requirements of Statement of Accounting Standards No. 5, Accounting for Contingencies, relating to the guarantor’s accounting for and disclosure of certain types of guarantees. The provisions for initial recognition and measurement became effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. Adoption of this standard did not have a material effect on the Corporation’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement requires that an issuer classify a financial instrument that is within its scope as a liability. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Corporation formed a business trust subsidiary in December 2003 to sell trust preferred securities. The Corporation has recorded the instruments in accordance with SFAS No. 150 (see Note 14 for additional details).

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 1 — Summary of Significant Accounting Policies (Continued)

Financial Accounting Standards Board Interpretation No. 46 — In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. The Corporation has followed the provisions of FIN 46 and not consolidated Clarkston Capital Trust I, a trust sponsored by the Corporation for the sole purpose of issuing trust preferred securities to third-party investors. Adoption of this standard did not have a material effect on the Corporation’s financial statements.

Note 2 — Securities

The amortized cost and estimated market value of securities are as follows at December 31, 2003 and 2002 (000s omitted):

	2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value

Available-for-sale securities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies	$24,717	$308	$56	$24,969
Collateralized mortgage obligations	5,402	34	-	5,436
Obligations of state and political subdivisions	18,715	135	191	18,659

Total	$48,834	$477	$247	$49,064

	2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value

Available-for-sale securities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies	$23,152	$215	$16	$23,351
Collateralized mortgage obligations	11,358	61	49	11,370
Obligations of state and political subdivisions	19,858	225	62	20,021

Total	$54,368	$501	$127	$54,742

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 2 — Securities (Continued)

Securities having a carrying value of $6,054,000 and $4,194,000 (market value of $6,053,000 and $4,299, 000) were pledged at December 31, 2003 and 2002, respectively, to secure public deposits, repurchase agreements, and for other purposes required by law.

The amortized cost and estimated market value of available-for-sale securities at December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted):

	Available for Sale
	Amortized Cost	Estimated Market Value
Due in one year or less	$ 1,200	$ 1,200
Due in one year through five years	28,437	28,601
Due after five years through ten years	14,848	14,812
Due after ten years	4,349	4,451

Total	$48,834	$49,064

In 2002, the Corporation reclassified all held-to-maturity securities at an amortized cost of $16,257,000 to available-for-sale securities at a fair market value of $16,393,000. Other comprehensive income was adjusted to reflect the resulting net unrealized gain of $136,000. These securities were subsequently sold and the resulting proceeds and gross gains/losses are included in the available-for-sale figures above. In 2001, the Bank sold approximately $4,257,000 of held-to-maturity securities, due to concerns about the issuer’s creditworthiness. Proceeds from the sale of held-to-maturity securities were $4,344,000 in 2001. Gross gains of $87,000 were recognized on those sales in 2001.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 3 — Loans

Major categories of loans included in the portfolio at December 31, 2003 and 2002 are as follows (000s omitted):

	2003	2002
Commercial	$72,534	$46,460
Residential mortgage	7,642	4,668
Consumer	3,876	3,594

Total	$84,052	$54,722

Certain directors of the Corporation and the Bank, including their associates, were loan customers of the subsidiary bank. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. The outstanding loan balance for these persons at December 31, 2003 and 2002 totaled $1,569,000 and $1,612,000, respectively. Advances on related party loans totaled $617,000 and $407,000, and repayments on related party loans totaled $660,000 and $399,000 in 2003 and 2002, respectively. The total unused commitments for these loans totaled $435,000 and $247,000 at December 31, 2003 and 2002, respectively.

During 2002, a loan was made to a related party of the Corporation and the Bank for $1,940,000. This loan is 100 percent participated out to another bank. The outstanding loan balance was approximately $1,852,000 and $1,903,000 at December 31, 2003 and 2002, respectively.

Loan maturities and rate sensitivity of the loan portfolio at December 31, 2003 are as follows (000s omitted):

	Within One Year	One to Five Years	After Five Years	Total

Commercial	$26,555	$42,954	$3,025	$72,534
Mortgage	1,240	3,908	2,494	7,642
Consumer	327	2,278	1,271	3,876

Total	$28,122	$49,140	$6,790	$84,052

Loans at fixed interest rates	$3,734	$34,429	$4,296	$42,459
Loans at variable interest rates	24,388	14,711	2,494	41,593

Total	$28,122	$49,140	$6,790	$84,052

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 4 — Allowance for Possible Loan Losses

A summary of the activity in the allowance for possible loan losses (ALL) is as follows (000s omitted):

	2003	2002
Balance - Beginning of year	$ 696	$ 419
Provision charged to operations	496	243
Loan losses	(144)	(13)
Loan loss recoveries	44	47

Balance - End of year	$ 1,092	$ 696

As a percent of total loans	1.30%	1.27%

The Bank considers all nonaccrual and reduced-rate loans (with the exception of residential mortgages and consumer loans) to be impaired. There were no impaired loans outstanding as of December 31, 2003 and 2002. Throughout 2003, there were no loans considered impaired. During 2002 and 2001, there was an average investment in impaired loans of approximately $74,000 and $73,000, respectively. There was no interest income recognized or received on these impaired loans during the time in which they were considered impaired.

Note 5 — Bank Premises and Equipment

The following is a summary of the cost and accumulated depreciation of premises and equipment for the years ended December 31, 2003 and 2002 (000s omitted):

	2003	2002

Building improvements	$ 107	$ 107
Building	923	909
Furniture and equipment	822	681
Land	10	10
Land improvements	57	63

Total Bank premises and equipment	1,919	1,770
Less accumulated depreciation	491	370

Net carrying amount	$1,428	$1,400

Depreciation expense for the years ended December 31, 2003, 2002, and 2001 amounted to $134,000, $108,000, and $86,000, respectively.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 6 — Deposits

The following is a summary of interest-bearing deposit accounts at December 31, 2003 and 2002 (000s omitted):

	2003	2002

Interest checking	$ 10,949	$ 6,309
Savings	5,250	6,335
Money market	49,277	32,589
Time:
$100,000 and over	24,712	24,155
Under $100,000	18,224	20,738

Total interest-bearing deposits	$108,412	$90,126

The remaining maturities of certificates of deposit outstanding at December 31, 2003 are as follows (000s omitted):

	Under $100,000	$100,000 and Over
2004	$ 8,638	$ 12,103
2005	1,396	5,571
2006	5,962	3,817
2007	122	101
2008	1,871	1,124
2009 and after	235	1,996

Total	$18,224	$24,712

Note 7 — Income Taxes

The Corporation and the Bank file a consolidated income tax return. The following is a summary of the provision for income taxes for the years ended December 31, 2003, 2002, and 2001.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 7 — Income Taxes (Continued)

Allocation of income taxes between current and deferred portions is as follows (000s omitted):

	2003	2002	2001
Current expense	$ 497	$ 253	$128
Deferred (benefit) expense	(130)	(49)	67

Total income tax expense	$ 367	$ 204	$195

The difference between reported federal income tax expense and the amount computed by applying statutory tax rates to income before income taxes is as follows:

	2003	2002	2001
Amount computed at statutory rates	$ 624	$ 342	$ 210
Increase (decrease) resulting from:
Tax-exempt interest	(271)	(170)	(32)
Other	14	32	17

Reported tax expense	$ 367	$ 204	$ 195

The temporary differences that comprise deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows (000s omitted):

	2003	2002
Deferred tax assets:
Bad debts	$349	$190
Accrued compensation	12	-
Organization and preopening costs	2	10

Total deferred tax assets	363	200

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 7 — Income Taxes (Continued)

	2003	2002
Deferred tax liabilities:
Unrealized gain on securities available for sale	$ (78)	$ (127)
Depreciation	(50)	(24)
Accretion on investment securities	(11)	(4)

Total deferred tax liabilities	(139)	(155)

Net deferred tax asset	$ 224	$ 45

Note 8 — Off-balance-sheet Activities

Credit-related Financial Instruments — The Corporation is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

The Corporation’s exposure to credit loss is represented by the contractual amount of these commitments. The Corporation follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2003 and 2002, the following financial instruments were outstanding whose contract amounts represent credit risk (000s omitted):

	Contract Amount

	2003	2002
Commitments to grant loans	$ 1,952	$ 7,403
Unfunded commitments under lines of credit	14,474	9,374
Commercial and standby letters of credit	19	147

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 8 — Off-balance-sheet Activities (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Corporation, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are collateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Corporation is committed.

Commercial and standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those letters of credit are primarily used to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The Corporation generally holds collateral supporting those commitments if deemed necessary.

Collateral Requirements — To reduce credit risk related to the use of credit-related financial instruments, the Corporation generally obtains collateral. The amount and nature of the collateral obtained are based on the Corporation’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant, and equipment, and real estate.

If the counterparty does not have the right and ability to redeem the collateral or the Corporation is permitted to sell or repledge the collateral on short notice, the Corporation records the collateral in its balance sheet at fair value with a corresponding obligation to return it.

Legal Contingencies — Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Corporation’s consolidated financial statements.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 9 — Related Parties and Commitments

The Corporation entered into a lease for the Bank’s loan production office under a three-year term expiring on July 31, 2006. The facility was leased from an entity owned by the chairman of the Board of Directors of the Corporation and the Bank. Under the terms of the lease arrangement, the Bank is responsible for their proportionate shares of taxes, utilities, and maintenance costs for the facility. The lease payments made from July through December 2003 totaled $15,473.

The annual future minimum lease payments required under the related party operating lease approximate $41,000 in 2004, $42,000 in 2005, and $25,000 in 2006.

In June 2002, the Corporation purchased its main operating facility from a related party for $650,000 and all future lease obligations were terminated. The lease payments made to the related party prior to acquisition totaled $31,500 and $63,000 in 2002 and 2001, respectively.

Lease Commitments — The Corporation entered into a land lease for a branch office to be constructed in 2004 under a 25-year term. The lease payment obligation begins in January 2004 and is $5,250 per month for the first five years and increased each subsequent five years based on the CPI. Under the terms of the agreement, the Bank is responsible for all taxes, utilities, and maintenance costs for the facility.

The annual future minimum lease payments required under the land lease are $63,000 per year for the years 2004 through 2008 and at least $63,000 per year for the remaining term of the 25-year obligation.

Other Commitments — The Corporation has entered into a service contract for the Bank’s financial accounting system with a five-year term expiring in August 2008. Expense related to this contract in 2003 approximated $31,000.

The Corporation’s annual future minimum obligation under the terms of the service contract is approximately $93,000 for 2004 through 2007 and $62,000 for 2008.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 10 — Restriction on Dividends, Loans, and Advances

Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends that may be paid at any date is generally limited to the retained earnings of the Bank. However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum standards. At December 31, 2003, the Bank’s retained earnings available for the payment of dividends totaled $2,504,277. Accordingly, $8,680,937 of the Corporation’s investment in the Bank was restricted at December 31, 2003.

Loans or advances made by the Bank to the Corporation are generally limited to 10 percent of the Bank’s capital stock and surplus. Accordingly, at December 31, 2003, Bank funds available for loans or advances to the Corporation amounted to $852,908.

Note 11 — Stock-based Compensation

The Corporation has two stock-based compensation plans. Under the employees’ stock compensation plan (“Employee Plan”), the Corporation may grant options and other awards to key employees for up to 21,495 shares of common stock. Under the 1998 Founding Directors Stock Option Plan (“Director Plan”), the Corporation may grant options and other awards for up to 72,693 shares of common stock. Under both plans, there is a minimum vesting period of between one to three years before the options may be exercised, and all options expire 10 years after the date of their grant. Certain options (contingent options) under both plans vest on an accelerated basis upon the achievement of various future financial and operational goals. All such options vest 9.5 years after the date of grant regardless of achievement of future goals. Under both plans, the exercise price of each option equals the market price of the Corporation’s common stock on the date of grant.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 11 — Stock-based Compensation (Continued)

The following table summarizes stock option transactions for both plans and the related average exercise prices for the years ended December 31, 2003, 2002, and 2001:

	2003		2002		2001
	Number of Shares	Weighted Average Number of Shares	Number of Shares	Weighted Average Number of Shares	Number of Shares	Weighted Average Number of Shares

Options Outstanding - Beginning
of year	57,643	$9.01	66,350	$8.96	66,350	$8.96

Options granted - Employee plan	-	-	-	-	-	-
Options exercised	(8,107)	8.54	(1,100)	5.00	-	-
Options expired	-	-	(7,607)	9.09	-	-

Options Outstanding - End of year	49,536	$9.09	57,643	$9.01	66,350	$8.96

The following table shows summary information about fixed stock options outstanding at December 31, 2003:

	Stock Options Outstanding			Stock Options Exercisable
	Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Exerciseable	Weighted Average Exercise Price
Contingent	$9.09	24,060	4.9 years	$9.09	14,436	$9.09
Noncontingent	9.09	25,476	4.9 years	9.09	25,476	9.09

The Corporation granted 3,805 restricted stock units to certain employees during fiscal year 2003. The units are not performance related and generally vest 33 percent annually on each anniversary date of the respective grant dates. Units are forfeited if the grantee terminates employment prior to vesting.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 12 — Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents — The carrying amounts of cash and short-term investments approximate fair values.

Securities— Fair values for securities are based on quoted market prices.

Loans Receivable — For variable-rate loans that reprise frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one- to four-family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and commercial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit Liabilities — The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 12 — Fair Value of Financial Instruments (Continued)

Junior Subordinated Debentures — The fair value of the Corporation’s junior subordinated debentures is estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest — The carrying amounts of accrued interest approximate fair value.

Other Instruments — The fair value of other financial instruments, including loan commitments and unfunded letters of credit, based on a discounted cash flow analyses, is not material.

The estimated fair values and related carrying or notional amounts of the Corporation’s financial instruments are as follows (000s omitted):

	2003		2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Cash and cash equivalents	$7,932	$7,932	$4,487	$4,487
Securities	49,064	49,064	54,742	54,742
Loans	82,960	83,297	54,026	54,374
Accrued interest receivable	637	637	555	555
Liabilities
Noninterest-bearing deposits	18,231	18,231	14,797	14,797
Interest-bearing deposits	108,412	109,002	90,126	90,729
Accrued interest payable	308	308	222	222
Trust preferred securities	4,000	4,000	-	-

Note 13 — Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 13 — Minimum Regulatory Capital Requirements (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average asset (as defined). Management believes, as of December 31, 2003 and 2002, that the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2003, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, an institution must maintain minimum total risk-based, Tier I risked-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s capital category. The Bank’s actual capital amounts and ratios as of December 31, 2003 and 2002 are also presented in the table.

	Actual		For Capital Adequacy Purposes		To be Well-capitalized
	Amount	Ratio (Percent)	Amount	Ratio (Percent)	Amount	Ratio (Percent)
As of December 31, 2003:
Total risk-based capital
(to risk-weighted assets)	$12,069	12.59	$7,670	8.00	$9,588	10.00
Tier I capital
(to risk-weighted assets)	$10,977	11.45	$3,835	4.00	$5,753	6.00
Tier I capital
(to average assets)	$10,977	8.02	$5,478	4.00	$6,847	5.00

As of December 31, 2002:
Total risk-based capital
(to risk-weighted assets)	$10,116	14.76	$5,482	8.00	$6,853	10.00
Tier I capital
(to risk-weighted assets)	$9,420	13.75	$2,741	4.00	$4,112	6.00
Tier I capital
(to average assets)	$9,420	8.32	$4,529	4.00	$5,661	5.00

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 14 — Junior Subordinated Debentures

The Corporation has sponsored a trust, Clarkston Capital Trust I of which

100 percent of the common equity is owned by the Corporation. The trust was formed for the sole purpose of issuing corporation-obligated, mandatorily redeemable capital securities (“trust preferred securities”) to third-party investors and investing the proceeds from the sale of the trust preferred securities in an equivalent amount of junior subordinated debentures of the Corporation. The debentures held by trust are the sole assets of the trust. Distributions on the trust preferred securities issued by the trust are payable at the same rate and time as the interest being earned by the trust on the debentures. The debentures carry a variable rate of interest at the three-month LIBOR plus 2.8 percent, and have a stated maturity of 30 years. The securities are redeemable at par after five years and, in effect, are guaranteed by the Corporation. Distributions on the trust preferred securities are payable quarterly on March 30, June 30, September 30, and December 30. The first distribution will occur on March 30, 2004. Under certain circumstances, distributions may be deferred for up to 20 calendar quarters. However, during any such deferrals, interest accrues on any unpaid distributions at the rate of the three-month LIBOR plus 2.8 percent.

The trust preferred securities qualify for up to 25 percent of Tier 1 capital under regulatory guidelines. Any amounts in excess of this limit may be included in Tier 2 capital.

Note 15 — Parent-only Condensed Financial Information

The condensed financial information that follows presents the financial condition of Clarkston Financial Corporation (the “Parent Company”), along with the results of its operations and its cash flows. The Parent Company has recorded its investments in its subsidiaries at cost plus its share of the undistributed earnings of its subsidiaries since inception. The Parent Company recognizes dividends from its subsidiaries as revenue and undistributed earnings of its subsidiaries as other income. The Parent Company financial information should be read in conjunction with the Corporation’s consolidated financial statements.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 15 — Parent-only Condensed Financial Information (Continued)

The condensed balance sheet as of December 31, 2003 and 2002 (with 000s omitted) is as follows:

	2003	2002

Assets
Cash on deposit with correspondent bank	$1,938	$11
Securities - Available for sale	2,007	-
Receivable from subsidiary	-	4
Investment in the Bank	11,177	9,743
Investment in Capital Trust I	24	-
Accrued interest receivable and other	111	-

Total assets	$15,257	$9,758

Liabilities
Accounts payable	$1	$-
Notes payable	4,024	-

Total liabilities	4,025	-

Stockholders' Equity	11,232	9,758

Total liabilities and stockholders' equity	$15,257	$9,758

The condensed statement of income for the years ended December 31, 2003, 2002, and 2001 (000s omitted) is as follows:

	2003	2002	2001

Operating Income - Dividends received from
Bank subsidiary	$ 80	$ 60	$ -

Operating Expenses	113	56	-
Loss - Before income taxes and equity in undistributed
income of subsidiary	(33)	4	-

Provision for Income Tax Benefit	8	-	-
Loss - Before equity in undistributed income
of subsidiary	(25)	4	-
Equity in Undistributed Income of Subsidiary	1,493	797	423

Net Income	$ 1,468	$ 801	$ 423

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2003, 2002, and 2001

Note 15 — Parent-only Condensed Financial Information (Continued)

The condensed statement of cash flows for the years ended December 31, 2003, 2002, and 2001 (000s omitted) is as follows:

	2003	2002	2001
Cash Flows from Operating Activities Net income	$ 1,468	$ 801	$ 423
Adjustments to reconcile net income to net cash
from operating activities:
Income from subsidiary	(1,573)	$(857)	$(423)
Increase in interest receivable and other	(111)	-	-
Decrease (increase) in receivable from subsidiary	4	(4)	-
Increase in accounts payable	1	-	-

Net cash used in operating activities	(211)	(60)	-
Cash Flows from Investing Activities
Dividends received from subsidiary	80	60	-
Purchase of available-for-sale securities	(2,007)	-	-
Investment in Capital Trust subsidiary	(24)	-	-

Net cash provided by (used in)
investing activities	(1,951)	60	-
Cash Flows from Financing Activities
Issuance of stock	65	10	-
Proceeds from notes payable	4,024	-	-

Net cash provided by financing activities	4,089	10	-

Net Increase in Cash and Cash Equivalents	1,927	10	-
Cash and Cash Equivalents - Beginning of year	11	1	1

Cash and Cash Equivalents - End of year	$ 1,938	$ 11	$ 1

APPENDIX B

CLARKSTON FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of management of the bank and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member.

Statement of Policy

The audit committee shall provide assistance to the board of directors enabling it to fulfill its responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the company.

Authority

The audit committee’s direct reporting responsibility shall be to the Board of Directors of the company.

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibility. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

Meetings

The committee shall meet at least four times annually, or more frequently as circumstances require. As part of its job to foster open communications, the committee should meet at least annually with management, the independent auditors and the manager of the financial staff in separate executive sessions to discuss any matters that the committee or each of these groups believe should be discussed privately.

Membership

The membership of the audit committee shall consist of at least four independent members of the board of directors who shall serve at the pleasure of said board. Audit committee members and the committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

Responsibilities

In carrying out its responsibilities the audit committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure their fellow directors and shareholders that the accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the bank. This responsibility shall also include consideration of the fees to be charged by said auditors. This responsibility shall also include firing the auditors.

•	Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the bank and elicit any recommendations of the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

•	Review the internal audit function, the audit plan for the coming year and the coordination of such plans with the independent auditors and regulators.

•	Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanation for any deviations from the original plan. The committee should also receive progress reports from management on the implementation of programs or procedures recommended in prior audits.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluations of the company’s financial accounting personnel and the cooperation that the independent auditors and regulators received during the course of their work.

•	Review personnel and back-up systems planning for the accounting and financial control functions within the bank at least annually.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Adopt and revise from time to time an Audit and Non-Audit Services Pre-Approval Policy.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

•	Review with the independent auditors all financial policies and procedures established by management as well as the internal control systems in place to audit and monitor such policies.

•	Inquire of management and the external auditors concerning any and all significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

•	Review with the banks general counsel any legal matters that could have a significant impact on the bank’s financial statements.

•	Review and approve all transactions with directors, officers and controlling shareholders, excluding those transactions between Clarkston State Bank and such persons that are in compliance with applicable banking regulations.

•	Prepare the report that the SEC requires to be included in the annual Proxy Statement.

•	Consider and review with management the following issues:

1.	Significant findings made during the year and management’s response thereto.

2.	Any difficulties encountered in the course of the audits conducted by either the independent auditor or the regulators.

3.	The implementations of recommendations made by independent auditors and regulators.

4.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

5.	Review legal and regulatory matters that may have a material impact on the financial statements related to company compliance policies and programs and reports received from regulators.

SHAREHOLDER INFORMATION

Notice of Annual Meeting

        The Company’s Annual Meeting of Shareholders will be held at 10:00 a.m. on May 11, 2004 at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

Transfer Agent and Registrar

        Continental Stock Transfer & Trust Company serves as the transfer agent and registrar of the Company’s Common Stock. Their address is 17 Battery Place, 8th Floor, New York, New York 10004 (telephone 212-509-4000)

Market Makers

        The Company had three market makers at December 31, 2003: Hilliard Lyons, Fahnestock & Co. Inc., and Howe Barnes Investments, Inc.

Executive Officers and Directors

      Executive Officers:

Edwin Adler, Chairman of the Company and the Bank
Bruce H. McIntyre, Secretary of the Company
Dawn M. Horner, President and Chief Executive Officer of the Bank
J. Grant Smith, Senior Vice President and Chief Financial Officer of the Company and the Bank

      Directors:

Edwin L. Adler, Director of the Company and the Bank
Louis D. Beer, Director of the Company and the Bank
William J. Clark, Director of the Company and the Bank
Heather Coats, Director of the Bank
Charles L. Fortinberry, Director of the Company
Dawn M. Horner, Director of the Company and the Bank
Bruce H. McIntyre, Director of the Company and the Bank
Lee McNew, Director of the Bank
Dennis Ritter, Director of the Bank Ken Rogers, Director of the Bank
Ted J. Simon, Director of the Bank
John H. Welker, Director of the Company and the Bank

Dear Shareholder,

        We invite you to attend the 2004 Annual Meeting of Shareholders. This year’s meeting will be held on Tuesday, May 11, 2004, at 10:00 a.m., at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

Sincerely, /s/ Edwin L. Adler Edwin L. Adler Chief Executive Officer

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CLARKSTON FINANCIAL CORPORATION

        The undersigned appoints James Jeszke and Mark Murvay, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Clarkston Financial Corporation held of record by the undersigned at the close of business on March 15, 2004 at the 2004 Annual Meeting of Shareholders of Clarkston Financial Corporation to be held on May 11, 2004 or at any adjournment hereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.			Please mark your votes like this [ X ]
1. ELECTION OF CLASS I DIRECTORS: (To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list below) Edwin L. Adler, Dawn M. Horner, John H. Welker	FOR [ ]	WITHHOLD AUTHORITY [ ]	2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.